Exhibit 99.A4
[FORM A OF GLOBAL CERTIFICATE]
CERTIFICATE OF BENEFICIAL INTEREST
-Evidencing-
All Undivided Interests
-in-
SPDR S&P MIDCAP 400 ETF TRUST
     This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all of the fractional undivided interests in the SPDR S&P MidCap 400 ETF Trust (formerly known as “Standard and Poor’s Depositary Receipts (“MidCap SPDR”) Trust Series 1) (herein called the “Trust”) (“Trust Units”), created under the laws of the State of New York by the Standard Terms and Conditions of Trust dated as of April 1, 1995 and the Trust Indenture and Agreement dated April 27, 1995, as amended (hereinafter collectively called the “Trust Agreement”), each between PDR Services LLC (hereinafter called the “Sponsor”), and The Bank of New York Mellon, as Trustee (hereinafter called the “Trustee”), copies of which are available at the offices of the Trustee.
     At any given time this Certificate shall represent all undivided interests in the Trust which shall be the total number of Creation Unit size aggregations of Trust Units of undivided interest which are outstanding at such time. The Trust Agreement provides for the deposit of additional Securities from time to time with the Trustee, at which times the Trustee shall create Trust Units in the corresponding number of Creation Unit size aggregations representing the additional Securities deposited with the Trust in accordance with the provisions of the Trust Agreement.
      The Sponsor and                                            , acting as agent on behalf of                      , as the initial depositor of the Securities hereby grant and convey all of their rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.
     The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its office in the State of New York and, upon payment of any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day (as defined in the Trust Agreement), on the next succeeding Business Day following such calendar day, such holder’s ratable portion of the each of the Securities for each Creation Unit size aggregation of Trust Units tendered and evidenced by this Certificate and a check or, if elected, a wire transfer, in an amount proportionate to money due such holder for each Creation Unit size aggregations of Trust Units tendered.
     The holder hereof may be required to pay a charge specified in the Trust Agreement issued in connection with the issuance, transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.
     The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the New York office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

     The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.
     The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof, the modification of the rights and the obligations of the Sponsor, the Trustee and the holders of Trust Units in Creation Unit size aggregations thereunder and the waiver of the performance of any of the provisions thereof at any time with the consent of the holders of Trust Units in Creation Unit size aggregations or Trust Units, evidencing 51%- of Creation Unit size aggregations of Trust Units or, proportionately, Trust Units at any time outstanding under the Indenture. Any such consent or waiver by the holder of Trust Units shall be conclusive and binding upon such holder of Trust Units and upon all future holders of Trust Units, and shall be binding upon any Trust Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Trust Units in Creation Unit size aggregations evidenced hereby are at such time in uncertificated form. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Trust Units.
     This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Trust Agreement.
     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     IN WITNESS WHEREOF, The Bank of New York, as Trustee, has caused this Certificate to be manually executed in its corporate name by an Authorized Officer and PDR Services LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

THE BANK OF NEW YORK MELLON		PDR SERVICES LLC,
	As Trustee		As Sponsor

BY		BY
	Authorized Officer		Authorized Officer

Date:

[FORM B OF GLOBAL CERTIFICATE.]
CERTIFICATE OF BENEFICIAL INTEREST
                      Creation Units
-Evidencing-
An Undivided Interest
-in-
SPDR S&P MIDCAP 400 ETF Trust
     This is to certify that                                          is the owner and registered holder of this Certificate evidencing the beneficial ownership of Trust Units (the “Beneficial Owner”) in the amount of                       Creation Unit size aggregations of fractional undivided interest in the series of SPDR S&P MidCap 400 ETF Trust (formerly known as Standard & Poor’s Depositary Receipts (“MidCap SPDR”) Trust Series 1) (herein called the “Trust”) (“Trust Units”), noted on the face hereof, created under the laws of the State of New York by the Standard Terms and Conditions of Trust dated as of April 1, 1995, as amended, and the Trust Indenture and Agreement dated April 27, 1995 (hereinafter collectively called the “Trust Agreement”), each between PDR Services LLC (hereinafter called the “Sponsor”), and The Bank of New York Mellon, as Trustee (hereinafter called the “Trustee”), copies of which are available at the New York offices of the Trustee.
     At any given time this Certificate shall represent an undivided interest in the Trust, the numerator of which fraction shall be the number of Creation Unit size aggregations of Trust Units set forth on the face hereof and the denominator of which shall be the total number of Creation Unit size aggregations of Trust Units of undivided interest which are outstanding at such time. The Trust Agreement provides for the deposit of additional Securities from time to time with the Trustee, at which times the Trustee will deliver Trust Units in Creation Unit size aggregations representing the additional Securities deposited with the Trust.
     The Sponsor hereby grants and conveys all of its right, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the Beneficial owner listed on the face of this Certificate, subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.
     The Beneficial Owner listed on the face hereof is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its office in New York and, upon payment of any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day following such calendar day, such Beneficial Owner’s ratable portion of the each of the Securities for each Creation Unit size aggregation of Trust Units tendered and evidenced by this Certificate and a check or, if elected, a wire transfer, in an amount proportionate to money due such holder for each Creation Unit size aggregations of Trust Units tendered.

     The Beneficial Owner hereof may be required to pay a charge specified in the Trust Agreement and Indenture issued in connection with the issuance, transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.
     The Beneficial Owner of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the corporate trust office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.
     The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.
     The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof, the modification of the rights and the obligations of the Sponsor, the Trustee and the holders of Trust Units in Creation Unit size aggregations thereunder and the waiver of the performance of any of the provisions thereof at any time with the consent of the holders of Trust Units in Creation Unit size aggregations or Trust Units, evidencing 51% of Creation Unit size aggregations of Trust Units or, proportionately, Trust Units at any time outstanding under the Indenture. Any such consent or waiver by the holder of Trust Units shall be conclusive and binding upon such holder of Trust Units and upon all future holders of Trust Units, and shall be binding upon any Trust Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Trust Units in Creation Unit size aggregations evidenced hereby are at such time in uncertificated form. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Trust Units.
     This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Trust Agreement.
     Except under certain circumstances, Trust Units shall be held in uncertificated form pursuant to the terms set forth in the Trust Agreement.

     IN WITNESS WHEREOF, The Bank of New York Mellon, as Trustee, has caused this Certificate to be manually executed in its corporate name by an authorized officer and PDR Services LLC, as Sponsor, has caused this Certificate to be executed in its names by the manual or facsimile signature of one of its Authorized Officers.

THE BANK OF NEW YORK MELLON		PDR SERVICES LLC,
	As Trustee		As Sponsor

BY		BY
	Authorized Officer		Authorized Officer

Date:

B-10